                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                                GOTTSCHALKS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                GOTTSCHALKS INC.
                            7 River Park Place East
                            Fresno, California 93720
                                 (559) 434-4800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1999

TO THE STOCKHOLDERS OF GOTTSCHALKS INC.:

    You are cordially invited to attend the Annual Stockholders' Meeting to be held on Thursday, June 24, 1999 at 10:00 a.m., Pacific Daylight Time, at the Company's corporate headquarters located at 7 River Park Place East, Fresno, California, for the purpose of considering and voting upon the following matters described in the accompanying Proxy Statement:

    1. The election of eleven directors, to hold office until the next Annual Stockholders' Meeting and until their successors are elected and qualified.

    2. Such other matters as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 30, 1999 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of the Company during normal business hours at the address above for the ten days preceding the Annual Meeting.

    We hope that you can attend the Annual Meeting in person. WHETHER OR NOT YOU CAN ATTEND, WE URGE THAT YOU FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE BUSINESS REPLY ENVELOPE ENCLOSED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]

                                          Joe Levy

                                          Chairman and Chief Executive Officer

Fresno, California
May 20, 1999

                                GOTTSCHALKS INC.
                            7 River Park Place East
                            Fresno, California 93720
                                 (559) 434-4800
                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 24, 1999

    Your proxy on the enclosed Proxy Card is solicited by the Board of Directors of Gottschalks Inc. (the "Company") for use at the Annual Stockholders' Meeting to be held on Thursday, June 24, 1999, at the time and place set forth in the preceding Notice of Annual Meeting, and at any adjournment of that meeting (the "1999 Annual Meeting"). This Proxy Statement and the form of Proxy are being first sent or given to the Company's stockholders on or about May 20, 1999.

    Each properly executed proxy received prior to the 1999 Annual Meeting will be voted as directed, but if not otherwise specified, such proxies will be voted for the nominees of the Company's Board of Directors named in this Proxy Statement and will be voted in the proxy holders' discretion with regard to any other business of which the Company is not now aware that may properly come before the 1999 Annual Meeting and be submitted to a vote of stockholders and all matters incident to the conduct of the meeting.

    Each stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at 7 River Park Place East, Fresno, California 93720, a written revocation or a properly executed proxy bearing a later date. A proxy may also be revoked if the person who executed the proxy attends the 1999 Annual Meeting in person and so requests, although attendance at the 1999 Annual Meeting will not in itself constitute a revocation of the proxy.

    Only stockholders of record of the Company's common stock, $0.01 par value (the "Common Stock") at the close of business on April 30, 1999 are entitled to vote at the 1999 Annual Meeting or any adjournment thereof. There were 12,575,565 shares of Common Stock outstanding on that date, each of which is entitled to one vote on each of the matters to be presented to the stockholders at the meeting. A majority of the Company's outstanding shares of Common Stock as of April 30, 1999 must be represented in person or by proxy to constitute a quorum for the 1999 Annual Meeting.

    The Company will bear all costs incurred in the solicitation of proxies. In addition to mailing copies of this material to all stockholders, the Company has requested banks and brokers to forward copies of such material to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses incurred in connection therewith. Officers and regular employees of the Company may, without being additionally compensated therefore, solicit proxies by mail, telephone, telegram or personal contact.

                       PROPOSAL 1. ELECTION OF DIRECTORS

    The Company's Board of Directors currently consists of eleven directors, subject to future change in accordance with the Bylaws of the Company. Accordingly, at the 1999 Annual Meeting, eleven directors are proposed to be elected, each to hold office until the next Annual Meeting and until such directors' successors shall be elected and qualified. The Board of Directors of the Company has nominated, and recommends for election as directors, the eleven persons named below. Unless authority is withheld or any nominee becomes unable to serve, the persons named in the enclosed form of proxy will vote such proxy for the election of all of the nominees listed below. The Board of Directors has no reason to believe that any nominee will be unavailable, but if any such person should become unavailable, it is expected that proxies will be voted for such other nominee or nominees as may be recommended by the Board of Directors.

    The following table sets forth certain information about the nominees standing for election at the 1999 Annual Meeting:

                       NOMINEES FOR ELECTION AS DIRECTOR

                                                  Present Position                 Director
         Name             Age(1)                    With Company                     Since
----------------------  -----------  -------------------------------------------  -----------
Joe Levy(2)                     67   Chairman and Chief Executive Officer               1986

James R. Famalette              46   President, Chief Operating Officer and             1997
                                     Director

Bret W. Levy(2)                 35   Vice President, Treasurer and Director             1986

Max Gutmann                     76   Director                                           1992

Sharon Levy(2)                  65   Director                                           1986

Joseph J. Penbera               52   Director                                           1986

Frederick R. Ruiz               55   Director                                           1992

O. James Woodward III           63   Director                                           1992

William Smith                   52   Director                                           1998

Isidoro Alvarez                 63   Director                                           1998
Alvarez

Jorge Pont Sanchez              61   Director                                           1998

------------------------

(1) As of April 30, 1999.

(2) Joe Levy and Sharon Levy are husband and wife. Bret Levy is their son.

    Mr. Joe Levy became Chairman and Chief Executive Officer of the Company's predecessor and former subsidiary, E. Gottschalk & Co., Inc. ("E. Gottschalk") in 1982 and of the Company in 1986. He was Executive Vice President from 1972 to 1982 and first joined E. Gottschalk in 1956. He serves on the Board of Directors of the National Retail Federation and the Executive Committee of Frederick

Atkins, Inc. He was formerly Chairman of the California Transportation Commission and served on the Board of Directors of Community Hospitals of Central California. He has also served on numerous other state and local commissions and public service agencies. Mr. Joe Levy is the husband of Mrs. Levy and the father of Mr. Bret Levy.

    Mr. Famalette became the President, Chief Operating Officer and a director of the Company on April 14, 1997. Prior to joining the Company, Mr. Famalette was President and Chief Executive Officer of Liberty House, a department and specialty store chain based in Honolulu, Hawaii, from 1993 through 1997, and served in a variety of other positions with Liberty House from 1987 through 1993, including Vice President, Stores and Vice President, General Merchandise Manager. From 1982 through 1987, he served as Vice President, General Merchandise Manager and later President of Village Fashions/Cameo Stores in Philadelphia, Pennsylvania, and from 1975 to 1982 served as a Divisional Merchandise Manager for Colonies, a specialty store chain, based in Allentown, Pennsylvania.

    Mr. Bret Levy became a director of E. Gottschalk in 1982 and of the Company in 1986. Mr. Bret Levy is a certified public accountant and obtained his MBA from the University of Chicago. He has been an employee of the Company since 1989 and presently serves as Vice President, Treasurer. Prior to joining the Company, Mr. Levy served as a management consultant with Price Waterhouse and a lecturer on microeconomics at the University of Southern California. He also serves on the Advisory Council of the National Retail Federation and serves as a director of the Fresno Merchants Association and the California Retailers' Association. Mr. Bret Levy is the son of Mr. Joe Levy and Mrs. Sharon Levy.

    Mr. Gutmann, now retired, was Chairman and Chief Executive Officer of Elder-Beerman Stores Corporation ("Elder-Beerman"), a regional department and specialty store chain, during the period of 1995 to 1998 and from 1974 to 1991. He was retired during the period of 1991 to 1995. He was also Executive Vice President and President of Elder-Beerman from 1961 to 1973. He is a former chairman and/or director of numerous companies and trade associations. He became a director of the Company in 1992.

    Mrs. Levy became a director of E. Gottschalk in 1979 and of the Company in 1986. She has served as an elected member of the Board of Supervisors of Fresno County since 1975, serving as Chairman of the Board of Supervisors in 1980, 1985, 1990, 1995 and 1999. Mrs. Levy also serves on numerous other public service agencies. Mrs. Levy is the wife of Mr. Joe Levy and the mother of Mr. Bret Levy.

    Dr. Penbera is an Eaton Fellow and Professor of Business at California State University, Fresno, where he formerly served as Dean of The Craig School of Business. He also serves as chairman of NetVuz, an electronic commerce firm. Since 1992, he has been President of the Consortium for Economic Research and also serves as Chief Economist for Regency Bank. He has served as a director of Rug Doctor, L.P since 1986. He became a director of the Company in 1986.

    Mr. Ruiz is and for at least the last five years has been the Chairman and co-founder of Ruiz Food Products, Inc., a privately held frozen food company based in Dinuba, California. Mr. Ruiz serves on the Board of Directors of McClatchy Newspapers, Inc., The American Frozen Food Institute, The California Endowment, and The Hispanic College Fund. Mr. Ruiz is also Chair of the Institute for Family Business and a member of the Business Advisory Council of California State University, Fresno. Mr. Ruiz has been a director of the Company since 1992.

    Mr. Woodward is an attorney in the private practice of law in Fresno, California and has been so since 1992. Since 1995, he has also been Chairman of the Board of Directors of Mission Homes. He has served as corporate counsel for several public corporations and was Executive Vice President of Glenfed, Inc. from 1988 to 1991. In addition to a private law practice, he has had experience with financial institutions and in real estate development in California. He currently serves on the Board of Governors of the California State University, Fresno Foundation and on the Business Advisory Counsel of California State University, Fresno. He became a director of the Company in 1992.

    Mr. William Smith is a private investor. Mr. Smith was formerly Senior Vice President of Peter B. Cannell & Co., New York City from 1996 to 1998 and was senior retail analyst at Neuberger & Berman, New York City from 1994 to 1995. From 1983 to 1994, Mr. Smith was with the investment firm of Smith Barney reaching the level of Managing Director and heading their retail trade analyst group. Mr. Smith is the past president of the New York Retail Analysts Society and is a Chartered Financial Analyst. He became a director of the Company in 1998.

    Mr. Isidoro Alvarez Alvarez ("Mr. Isidoro Alvarez") is and for at least the last five years has been the Chairman of El Corte Ingles, S.A., ("ECI") a Spanish retail conglomerate operating in Spain and Portugal. From 1982 to 1998, he was a director of The Harris Company ("Harris"), a department store chain which formerly operated nine stores located throughout Southern California. Harris is a wholly-owned subsidiary of ECI. He became a director of the Company in August 1998.

    Mr. Jorge Pont Sanchez ("Mr. Jorge Pont") has been the International Division Director of ECI since 1997. With the exception of the period of 1997 to 1998, he has also been President and Chief Executive Officer of Harris since 1982. He became a director of the Company in August 1998.

ARRANGEMENTS REGARDING NOMINEES

    MR. FAMALETTE. Under the terms of Mr. Famalette's employment agreement, the Company must cause Mr. Famalette to continue to be elected as a member of the Board of Directors during his term of employment. See "Employment and Severance Agreements--Employment Agreement."

    MR. ALVAREZ AND MR. PONT. Gottschalks, Mr. Joseph Levy, Mr. Bret Levy, ECI and Harris are parties to a Stockholders' Agreement (described below). Pursuant to that Stockholder's Agreement, ECI and Harris nominated Mr. Alvarez and Mr. Pont to the Gottschalks Board.

    On August 20, 1998, the Company acquired substantially all of the assets and business of Harris pursuant to an Asset Purchase Agreement entered into with Harris and ECI. Mr. Alvarez is a former Director of Harris and is the Chairman of ECI. Mr. Pont is the President and Chief Executive Officer of Harris and is the International Division Director of ECI. As consideration for such assets and business, Gottschalks issued to Harris 2,095,900 shares of Gottschalks common stock and an 8% Non-Negotiable, Extendable, Subordinated Note and assumed certain liabilities. As a condition to closing the acquisition, on the same day
(1) Gottschalks, Harris, ECI, Joseph Levy and Bret Levy entered into a Stockholders' Agreement (described below), (2) Gottschalks and Harris entered into a Registration Rights Agreement (granting Harris certain rights to participate in a registration statement filed by Gottschalks with the Securities and Exchange Commission ("SEC") and (3) Gottschalks and ECI entered into a Standstill Agreement (restricting ECI's activities as an owner (through Harris) of Gottschalks common stock).

    In the Stockholders' Agreement, ECI, Harris, Joseph Levy and Bret Levy agreed (among other things) to do the following for the term of the agreement:

    - Initially, cause two ECI nominees to be added to the Gottschalks Board. As a result, Mr. Alvarez and Mr. Pont were added to the Gottschalks Board during fiscal 1998.

    - Cause the Gottschalks Board to be structured to consist of eleven members, of which two members will be ECI nominees and the remaining nine members will be management nominees and independent nominees. Joseph Levy (or Bret Levy under certain circumstances) chooses the management nominees from management or persons affiliated with management.

    - Vote all Gottschalks common stock they own or have the power to vote in favor of the ECI nominees, the management nominees and the independent nominees. Gottschalks also agreed to solicit proxies in favor of such nominees.

    The Stockholders' Agreement provides for the ECI nominees to be increased or decreased as a result of changes in the amount of Gottschalks common stock that ECI owns (through Harris) as follows:

           Impact of Changes in Ownership
            of Gottschalks' Outstanding
                    Common Stock
            or Disposal of Common Stock               Change to Number of   Change to Size
           (in Either Case Fully Diluted)                 ECI Nominees         of Board
----------------------------------------------------  --------------------  ---------------

ECI, directly or indirectly, beneficially owns at         Increased to 3    Increased to 12
least 30% of common stock

ECI disposes of more than 700,000 shares of common        Decreased to 1    Decreased by
stock OR ECI and its affiliates beneficially own                            number of ECI
less than 10% of common stock                                               nominees that
                                                                            must resign

ECI disposes of more than 1,350,000 shares of common      Decreased to 0    Decreased by
stock OR ECI and its affiliates beneficially own                            number of ECI
less than 5% of common stock                                                nominees that
                                                                            must resign

    The Stockholders' Agreement also (1) provides for proportional adjustments to the number of ECI nominees in the event of an increase in the Board size (other than as the result of an acquisition transaction approved by the Board),
(2) contains restrictions on the transfer by Harris of the Gottschalks common stock, (3) contains other agreements between the parties regarding voting on change in control transactions and participation by Mr. Levy's family in a Gottschalks registration statement and (4) includes a non-compete agreement from Harris and ECI.

    The Stockholders' Agreement term (other than the provisions relating to restrictions on transfer by Harris of its shares that have a different termination date) lasts until the earlier of (1) the date ECI is no longer entitled to nominees on the Gottschalks Board and (2) the expiration of the Standstill Agreement other than as the result of an Early Standstill Termination Event (as such term is defined in the Standstill Agreement). Gottschalks has previously filed the Stockholders' Agreement, the 8% Non-Negotiable Subordinated Note, the Registration Rights Agreement and the Standstill Agreement with the SEC.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES LISTED ABOVE

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

    During the fiscal year ended January 30, 1999, the Board of Directors held five meetings. The Board of Directors has established audit, compensation and nominating committees to devote attention to specific matters and to assist in the discharge of its responsibilities. With the exception of Mr. Isidoro Alvarez, each director attended at least 75% of the Board meetings and meetings of Board committees that he or she was eligible to attend. The functions of the committees, their current members and the number of meetings held during the year are described below:

    AUDIT COMMITTEE. Dr. Penbera and Messrs. Ruiz, Woodward, Gutmann and Smith sit on the Audit Committee. The Audit Committee's functions are to (1) receive from, and review with, the independent auditors such auditors' report on the Company's annual audited financial statements, (2) review with the independent auditors the scope of the succeeding annual audit and quarterly review procedures, (3) nominate the independent auditors to be selected each year by the Board, (4) review consulting services rendered by the Company's independent accountants and evaluate the possible effect on the auditors' independence of performing such services, (5) ascertain the existence of adequate internal accounting and control systems, (6) review with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company and (7) evaluate the qualifications and performance of the Company's internal audit staff and oversee and support the audit staff's functions. The Audit Committee met four times during fiscal 1998.

    COMPENSATION COMMITTEE. Dr. Penbera and Messrs. Ruiz, Woodward, Gutmann and Smith sit on the Compensation Committee. The Compensation Committee determines or reviews and passes upon management's recommendations with respect to (1) executive compensation, (2) bonuses, (3) contractual obligations relating to employment of officers and (4) incentive stock awards and stock option grants. The Compensation Committee met five times during fiscal 1998.

    NOMINATING COMMITTEE. Dr. Penbera and Messrs. Ruiz, Woodward and Gutmann sit on the Nominating Committee. The Nominating Committee's functions are to review the qualifications of, and nominate independent candidates for the Company's Board of Directors. The Nominating Committee will not consider nominees recommended by stockholders. The Nominating Committee met one time during fiscal 1998.

    COMPENSATION OF DIRECTORS. The following table sets forth amounts paid to each of the non-employee directors during fiscal 1998.

                   DIRECTOR COMPENSATION FOR FISCAL YEAR 1998

                                                                              Security Grants
                                        Cash Compensation            ----------------------------------
                              -------------------------------------                      Securities
                                Annual                  Consulting                       Underlying
                               Retainer      Meeting    Fees/Other      Number of          Options
            Name              Fees($)(1)   Fees($)(2)     Fees($)     Shares(#)(3)       (SAR)(#)(3)
----------------------------  -----------  -----------  -----------  ---------------  -----------------
Sharon Levy                    $      --    $   5,000   $      --               0                 0
Joseph Penbera                    12,000        7,500          --           7,000                 0
Frederick R. Ruiz                 12,000        8,000          --           7,000                 0
O. James Woodward III             12,000        8,000          --           7,000                 0
Max Gutmann                       12,000        7,500       9,986(4)        7,000                 0
William Smith                      7,000        4,500       5,833(4)        7,000                 0
Isidoro Alvarez Alvarez               --           --          --               0                 0
Jorge Pont Sanchez                    --        2,000       3,827(4)            0                 0
Gerald H. Blum                        --           --     218,137(5)            0                 0

------------------------

(1) The five outside directors who are neither officers nor an affiliate of the Company receive an annual stipend of $12,000, payable monthly. Stipend payments to Mr. William Smith were for a partial year.

(2) The non-employee directors receive $1,000 for each meeting of the Board attended and $500 for each Committee meeting attended and held on a separate date. As a consultant of the Company, Mr. Blum was not eligible to receive payments for such meetings.

(3) The five outside directors who are neither officers nor an affiliate of the Company received grants of options in fiscal 1998 under The Gottschalks Inc. 1998 Stock Option Plan (the"1998 Stock Option Plan"). There were no individual grants of options in tandem with stock appreciation rights ("SARS") or freestanding SARS made during fiscal 1998.

(4) The Company reimburses directors who reside outside the Fresno area for costs incurred in attending meetings of the Board and in performing Board duties. Such expense reimbursements typically include meals and transportation costs and, when required, overnight hotel expenses. Amounts indicated for Mr. Jorge Pont are paid directly to ECI.

(5) Mr. Gerald Blum served as Vice Chairman of the Board from February 1, 1998 through June 25, 1998. He did not stand for re-election as director at the 1998 Annual Meeting. This amount represents amounts paid to Mr. Gerald Blum pursuant to his Consulting Agreement which provides for Mr. Blum to perform certain consulting services for the Company during the period of June 1, 1994 through May 31, 2001 in return for an annual fee of $200,000, payable monthly. The Consulting Agreement, entered into on May 27, 1994, also provides for the payment of an annual office allowance and continuation of certain insurance and retirement benefits. The Company paid

    Mr. Blum a total of $218,137 under the Consulting Agreement in fiscal 1998, consisting of $200,000 of fees paid to him between February 1, 1998 and January 30, 1999, $12,000 for office space rental and $6,137 for contributions made by the Company on behalf of Mr. Blum to the Gottschalks Inc. Retirement Savings Plan and amounts paid for the continuation of health, life and disability insurance benefits under the Company's existing benefits program.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Directors and executive officers of the Company, as well as persons owning more than 10% of the Company's outstanding shares of stock (collectively, the "Reporting Persons") are required by Section 16(a) of the Securities and Exchange Act of 1934 to file reports showing their initial ownership of the Company's Common Stock and any subsequent changes in such ownership, with the SEC, the New York Stock Exchange, the Pacific Stock Exchange and the Company. Based solely on a review of the copies of such reports received by the Company and written representations of directors and executive officers of the Company, the Company believes that all such filing requirements were satisfied by the Reporting Persons during the year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of April 30, 1999, the Common Stock beneficially owned by each director, nominee and named executive officer, individually, and all directors and executive officers, as a group, as well as the name and address of each person known to the Company to beneficially own more than 5% of the Company's Common Stock.

                                                                              Amount and Nature of
                                                                             Beneficial Ownership(1)
                                                                     ---------------------------------------
                                                                                                      Total
                                                                                      Currently        as
                                                                      Shares of      Exercisable     Percent
                                            Present Position            Common          Stock          of
               Name                         With the Company         Stock(#)(2)    Options(#)(3)    Class(4)
-----------------------------------  ------------------------------  ------------   --------------   -------
The Harris Company                                                   2,095,900(5)            0         16.7%
P.O. Box 20
Redlands, CA 92373
Gerald H. Blum                       Consultant                      1,530,529(6)            0         12.2%
9 River Park Place East
Fresno, CA 93720
Joe Levy                             Chairman and Chief Executive    1,305,395(7)(8)     25,000        10.6%
P.O. Box 28920                       Officer
Fresno, CA 93729-8920
David L. Babson                                                        873,000(9)            0          6.9%
and Company Incorporated
One Memorial Drive
Cambridge, MA
02142-1300
Peter B. Cannell & Co., Inc.                                           822,150(10)           0          6.5%
645 Madison Avenue
New York, NY 10022
Dimensional Fund Advisors Inc.                                         730,100(11)           0          5.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
James R. Famalette                   President, Chief Operating          1,358           5,000            *
                                     Officer and Director
Bret W. Levy                         Vice President, Treasurer and     355,382(12)      10,000          2.9%
                                     Director
Max Gutmann                          Director                           21,000           5,000            *
Sharon Levy                          Director                                0(8)            0            *
Joseph J. Penbera                    Director                            5,000           5,000            *
Frederick R. Ruiz                    Director                            9,550           5,000            *
O. James Woodward III                Director                            3,000           5,000            *
William Smith                        Director                            5,500           5,000            *
Isidoro Alvarez Alvarez              Director                                0               0            *
Jorge Pont Sanchez                   Director                                0               0            *
Gary L. Gladding                     Executive Vice President,           3,349          20,000            *
                                     General Merchandise Manager
Michael J. Schmidt                   Senior Vice President,              9,661          20,000            *
                                     Director of Stores
Alan A. Weinstein                    Former Senior Vice President        1,178               0            *
                                     and Chief Financial
                                     Officer(13)
Directors and Executive Officers as                                  1,719,483         105,000         14.4%
a Group (14 Persons)

------------------------

*   Holdings represent less than 1% of all common shares outstanding.

(1) Unless as otherwise indicated, (i) beneficial ownership is direct and (ii) the person indicated has sole voting and investment power over the shares of Common Stock indicated.

(2) Includes shares of common stock held in the Gottschalks Inc. Retirement Savings Plan, as follows: Joe Levy (14,233 shares); James R. Famalette (358 shares); Bret W. Levy (1,082 shares); Gary L. Gladding (3,459 shares) and Michael J. Schmidt (4,661 shares).

(3) Shares that may be acquired pursuant to options exercisable within 60 days of April 30, 1999.

(4) Assumes that only those options of the particular person or group listed that are exercisable within 60 days of April 30, 1999 have been exercised and no others.

(5) The information with respect to The Harris Company was reported on a
    Schedule 13D filed by Mr. Joe Levy, Mr. Bret Levy, ECI and Harris with the SEC on August 28, 1998, a copy of which was relied upon by the Company in making this disclosure. The Harris Company exercised, as of August 28, 1998, sole voting power and sole dispositive power with respect to 2,095,900 shares.

(6) Includes an aggregate of 975,000 shares beneficially owned as trustee of the trust established by the Will of Gertrude H. Klein. Does not include other shares owned by Mr. Blum's adult children, over which shares Mr. Blum disclaims beneficial ownership.

(7) Does not include the aggregate of 1,088,500 shares held by Joseph Levy's adult children, Jody Levy-Schlesinger, Felicia Levy-Weston and Bret Levy and their spouses and children, over which shares Joseph Levy disclaims beneficial ownership; and does not include 580,000 shares in which Joe Levy has a pecuniary interest as a beneficiary of the trust established by the Will of Gertrude H. Klein.

(8) Sharon Levy shares beneficial ownership of the shares attributed to Joe Levy, her husband, as community property.

(9) The information with respect to David L. Babson and Company Incorporated was reported on a Schedule 13G filed by David L. Babson and Company Incorporated with the SEC on January 19, 1999, a copy of which was relied upon by the Company in making this disclosure. David L. Babson and Company Incorporated exercised, as of January 19, 1999, sole voting power and sole dispositive power with respect to 873,000 shares.

(10) The information with respect to Peter B. Cannell & Co., Inc., was reported on a Schedule 13G filed by Peter B. Cannell & Co., Inc., on February 5, 1999, a copy of which was relied upon in making this disclosure. Peter B. Cannell & Co., Inc. exercised, as of February 5, 1999, sole voting power and sole dispositive power with respect to 822,150 shares.

(11) The information with respect to Dimensional Fund Advisors Inc. was reported on a Schedule 13G filed by Dimensional Fund Advisors Inc., with the SEC on February 11, 1999, a copy of which was received by the Company and relied upon in making this disclosure. Dimensional Fund Advisors Inc., exercised, as of February 11, 1999, sole voting power and sole dispositive power with respect to 730,100 shares.

(12) Includes 70,400 shares owned by Mr. Bret Levy's children, for which Mr. Levy serves as custodian. Does not include 16,200 shares owned by Bret Levy's spouse.

(13) Mr. Weinstein's employment with the Company was terminated on September 27, 1998.

    As of April 30, 1999, other than as indicated above, there was no person or group known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following table lists the executive officers of the Company:

          Name             Age(1)                     Position
-------------------------  -------  ---------------------------------------------
Joe Levy(2)                    67   Chairman and Chief Executive Officer
James R. Famalette(2)          46   President, Chief Operating Officer and
                                    Director
Gary L. Gladding               59   Executive Vice President/General Merchandise
                                    Manager
Michael S. Geele               49   Senior Vice President and Chief Financial
                                    Officer
Michael J. Schmidt             57   Senior Vice President/Director of Stores

------------------------

(1) As of April 30, 1999.

(2) Information with respect to Joe Levy and James R. Famalette is included in the "Election of Directors" portion of this Proxy Statement.

    Gary L. Gladding has been Executive Vice President of the Company since 1987, and joined E. Gottschalk as Vice President/General Merchandise Manager in 1983. From 1980 to 1983, he was Vice President and General Merchandise Manager for Lazarus Department Stores, a division of Federated Department Stores, Inc., and he previously held merchandising manager positions with the May Department Stores Co.

    Michael S. Geele became Senior Vice President and Chief Financial Officer of the Company on January 21, 1999. Prior to joining the Company, Mr. Geele was Chief Financial Officer of Southwest Supermarkets in Phoenix, Arizona from 1995 to 1998. From 1991 to 1995, Mr. Geele served as Vice President of Finance for Smitty's Super Valu in Phoenix, Arizona, and from 1981 to 1991 served in various financial positions with Smitty's, including Senior Director and Corporate Controller. Mr. Geele is a certified public accountant.

    Michael J. Schmidt became Senior Vice President/Director of Stores of E. Gottschalk in 1985. Prior to joining the Company in 1983, he held management positions with Liberty House, Allied Corporation and R.H. Macy & Co., Inc.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    SUMMARY COMPENSATION. The materials set forth below contain information on certain cash and non-cash compensation provided to the Company's Chief Executive Officer and the four other current and former executive officers of the Company who were the most highly compensated executive officers for fiscal year 1998, collectively referred to herein as the "Named Officers".

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                                                                        Compensation
                                                                                         Awards(1)
                                                  Annual Compensation                  --------------
                                    ------------------------------------------------     Securities       All Other
        Name and           Fiscal       Base                         Other Annual        Underlying     Compensation
   Principal Position       Year    Salary($)(2)    Bonus($)(3)    Compensation($)(4)  Options(#)(5)       ($)(6)
-------------------------  -------  -------------   ------------   -----------------   --------------   -------------
Joe Levy                    1998     $327,600        $28,125           $    --              40,000          $3,453
Chairman &                  1997      327,600              0                --                   0           6,669
Chief Executive Officer     1996      327,600              0                --                   0           2,635

James R. Famalette          1998     $345,192        $127,902          $    --              40,000          $3,267
President, Chief            1997      262,500(7)          --            68,803(8)           20,000             168
Operating Officer &         1996           --             --                --                  --              --
Director

Gary L. Gladding            1998     $284,354        $24,056           $    --               4,000          $1,754
Executive Vice              1997      276,508              0                --                   0           5,057
President & General         1996      268,200              0                --                   0           2,084
Merchandise Manager

Michael J. Schmidt          1998     $201,081        $16,429           $    --               4,000          $2,677
Senior Vice President &     1997      187,672         10,000(9)             --                   0           4,155
Director of Stores          1996      179,364         10,000(9)             --                   0           1,836

Alan A. Weinstein           1998     $199,227(10)    $16,054           $    --                   0          $2,083
Former Senior Vice          1997      183,307              0                --                   0           3,793
President & Chief           1996      175,000              0                --                   0           1,797
Financial Officer

------------------------

(1) The Company did not make any payments or awards that would be classified under the "Restricted Stock Award" and "LTIP Payout" columns otherwise required to be included in the Table by the applicable SEC disclosure rules.

(2) Includes compensation earned but deferred pursuant to the Gottschalks Inc. Retirement Savings Plan and a cafeteria plan established pursuant to Internal Revenue Code Section 125.

(3) Bonus amounts paid in fiscal 1998 were paid under the 1998 Bonus Plan (the "Bonus Plan"). The bonus paid to Mr. Famalette also includes $100,000 payable under his employment agreement.

    Except as indicated at footnote (10) below, no bonus compensation was earned by the Named Officers in fiscal years 1996 or 1997.

(4) Except as indicated at footnote (8) below, the amounts included in this column for each of the Named Officers do not include the value of certain perquisites in which the aggregate did not exceed the lesser of $50,000 or 10% of the Named Officer's aggregate salary and bonus compensation for fiscal 1996, 1997 or 1998, as applicable.

(5) Represents shares of stock underlying options granted under the Company's various stock option plans. There were no individual grants of options in tandem with SARS or freestanding SARS made during fiscal years 1996, 1997 or 1998 to the Named Officers.

(6) Represents contributions made by the Company on behalf of the Named Officers to the Gottschalks Inc. Retirement Savings Plan in the form of Common Stock of the Company and amounts paid for term life insurance premiums.

(7) Mr. Famalette was employed by the Company on April 14, 1997. This represents base salary paid for a partial year in fiscal 1997. See the "Employment and Severance Agreements" portion of this Proxy Statement for a description of amounts to be paid to Mr. Famalette pursuant to his employment agreement.

(8) Represents amounts paid as reimbursement for actual relocation expenses incurred.

(9) Mr. Schmidt received a discretionary bonus payment in fiscal 1997. Fiscal 1996 amounts represent a bonus earned in the previous fiscal year and paid to Mr. Schmidt in the fiscal year indicated pursuant to his employment agreement, which was terminated effective June 1, 1995 (fiscal 1995).

(10) Mr. Weinstein's employment with the Company was terminated on September 27, 1998. See the "Employment and Severance Agreements" portion of this Proxy Statement for a description of future amounts to be paid to Mr. Weinstein pursuant to his severance agreement.

    OPTION GRANTS. Shown below is information with respect to grants of stock options to the Named Officers during the last fiscal year under the 1998 Stock Option Plan. In addition to options granted to the Named Officers below, in fiscal 1998 a total of 213,000 options were also granted to 171 officers and key employees of the Company under the 1998 Stock Option Plan.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                            Individual Grants                           Potential Realizable
                     ----------------------------------------------------------------     Value at Assumed
                       Number of      Percent of                                       Annual Rates of Stock
                      Securities         Total                                         Price Appreciation for
                      Underlying    Options Granted       Exercise                          Option Term
                        Options     to Employees in         Price         Expiration   ----------------------
       Name           Granted#(1)     Fiscal Year       ($/Share)(2)         Date          5%         10%
-------------------  -------------  ---------------  -------------------  -----------  ----------  ----------
Joe Levy                  40,000            13.3%         $    8.25         11/23/08   $  208,000  $  526,000
James R. Famalette        40,000            13.3               7.50         11/23/08      189,000     478,000
Gary L. Gladding           4,000             1.3               7.50         11/23/08       19,000      49,000
Michael J. Schmidt         4,000             1.3               7.50         11/23/08       19,000      49,000
Alan A. Weinstein              0              --                 --               --           --          --

------------------------

(1) These options were granted at a price of $7.50 per share ($8.25 in the case of Mr. Joe Levy) and first become exercisable on the first anniversary of the grant date, with 25% of the underlying shares becoming exercisable at that time, an additional 25% of the option shares becoming exercisable on each successive anniversary date and full vesting on the fourth anniversary date.

(2) Represents the fair market value of the Company's Common Stock (110% of fair market value for options granted to Mr. Joe Levy) based on its closing price on the New York Stock Exchange as of the date of the grant of the options.

    OPTION EXERCISES. Shown below is information with respect to the exercise of stock options during the last fiscal year by the Named Officers and the value of unexercised options held by each of them as of the end of the last fiscal year.

               AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1998 AND
                         FISCAL YEAR-END OPTION VALUES

                                                           Number of          Value of
                                                           Securities     Unexercised In-
                                                           Underlying        the-Money
                                                          Unexercised        Options at
                                                           Options at       Fiscal Year-
                                                        Fiscal Year-End        End(1)
                                                        ----------------  ----------------
                         Shares             Value         Exercisable/      Exercisable/
       Name            Acquired(#)       Realized($)    Unexercisable(#)  Unexercisable($)
------------------  -----------------  ---------------  ----------------  ----------------
Joe Levy                        0         $       0       25,000/40,000    $          0/0
James R. Famalette              0                 0        5,000/55,000     12,475/52,425
Gary L. Gladding                0                 0        20,000/4,000           0/1,500
Michael J. Schmidt              0                 0        20,000/4,000           0/1,500
Alan A. Weinstein               0                 0                 0/0               0/0

------------------------

(1) The exercise price of the options range from $5.38 to $10.87 per share. The closing price of the Company's Common Stock on the New York Stock Exchange as of January 30, 1999 was $7.875 per share.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    EMPLOYMENT AGREEMENT. The Company has an employment agreement with James R. Famalette as President and Chief Operating Officer. Under the agreement, Mr. Famalette's employment began on April 14, 1997 and was initially to continue for two years, with automatic annual renewals to the agreement thereafter (unless terminated with one year's notice). The agreement is still in effect, as no notice of termination has been provided. The agreement provides that Mr. Famalette shall be a member of the Board of Directors during his term of employment. In his capacity as President, Chief Operating Officer and Director, the agreement provides for the payment of an annual base salary of $325,000 in his first year of employment (April 14, 1997 through April 13, 1998) and $350,000 in his second year of employment (April 14, 1998 through April 13, 1999), and each subsequent year the agreement is in effect. The agreement also provided for the payment of a bonus of $100,000 in May 1998, the grant of 20,000 options under the Company's 1994 Stock Option Plan (with 25% of such options vesting on each anniversary of the option grant at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant), a car allowance, the payment of certain relocation and other expenses and other benefits typically offered to all employees of the Company. The compensation payable pursuant to the agreement shall be terminated if Mr. Famalette terminates his employment with the Company through retirement, disability or death, Mr. Famalette is terminated for cause (as defined) or the Company sells all or part of its business and Mr. Famalette is able to continue his employment with the buyer at or above his then base salary. With the exception of the employment agreement with

Mr. Famalette, the Company has no employment agreements with any of the other Named Officers, including the Chief Executive Officer.

    SEVERANCE AGREEMENTS. The Company has Severance Agreements with each of the Named Officers, including the Chief Executive Officer. Such agreements provide for the continuing payment of the officer's base salary for a period of twelve months, except for Messrs. Levy and Famalette, whose severance benefits will be payable for a period of twenty-four months, and in the case of Mr. Famalette, less the period remaining under his employment agreement. The agreements also provide for continuing coverage in the Company's group medical plan at the Company's expense for one year in the event the officer is terminated by written notice by the Company for other than cause (as defined). The agreements require the officer to continue to report to work and perform the duties of his or her employment until the date set forth as the officer's date of termination in order to receive such continuing payments. The officer is not entitled to receive a severance benefit under certain conditions including: (i) the termination of employment occurs by other than written notice of termination by the Company; (ii) if the Company sells all or part of its business and the officer has the opportunity to continue his or her employment with the buyer at or above the officer's base rate of pay; and (iii) the termination of employment for cause (as defined). In the event of a change in control, the severance benefits are extended to a period of twenty-four months in the case of Mr. Joe Levy and Mr. Famalette, and to a period of eighteen months in the case of Messrs. Gladding, Geele and Schmidt.

    Pursuant to his written termination notice, Mr. Alan Weinstein, the Company's former Senior Vice President and Chief Financial Officer, will receive the continuing payment of his base salary, totaling $187,000, over the twelve month period following his termination on September 27, 1998, and the right to continuing coverage in the Company's group medical plan at the Company's expense for one year. Upon his termination, Mr. Weinstein also received payment for all accrued vacation and holiday pay.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Gottschalks is indebted to Harris, a stockholder owning more than 5% of the Gottschalks common stock. As described under the heading "Agreements Regarding Nominees," on August 20, 1998 the Company acquired substantially all of the assets and business of Harris. As consideration for the purchase, Gottschalks issued to Harris, 2,095,900 shares of Gottschalks common stock and an 8% Non-Negotiable, Extendable, Subordinated Note and assumed certain other liabilities. The Subordinated Note is due August 20, 2003 in the principal amount of $22,179,598. Interest on the Subordinated Note is payable semi-annually beginning in February 1999, with the principal portion due and payable upon its maturity date, unless such payment would result in the default on any of the Company's other credit facilities, whereby the maturity date of the Subordinated Note would be extended by three years to August 2006. Mr. Alvarez and Mr. Pont are directors of Gottschalks and are also directors and/or executive officers of Harris and its parent, ECI. Mr. Alvarez is a former Director of Harris and is the Chairman of ECI. Mr. Pont is the President and Chief Executive Officer of Harris and is the International Division Director of ECI.

    Mr. Blum's Consulting Agreement provides for Mr. Blum to perform certain consulting services for the Company during the period of June 1, 1994 through May 31, 2001 in return for annual fees of $200,000 payable monthly. The Consulting Agreement, entered into on May 27, 1994, also provides for the payment of an annual office allowance and continuation of certain insurance and retirement benefits. The Company paid Mr. Blum a total of $218,137 under the Consulting Agreement in fiscal 1998.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS HAS FURNISHED THE FOLLOWING REPORT ON EMPLOYEE COMPENSATION. SUCH REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED SOLICITING MATERIAL OR BE DEEMED FILED UNDER SUCH ACTS.

    The policy of the Compensation Committee of the Board of Directors is that the compensation of the executives of the Company should be closely aligned with the interests of the stockholders of the Company and linked with the Company's overall financial performance and the executive's individual performance. The Compensation Committee generally believes compensation should be limited to amounts that are deductible under present income tax law. However, under certain circumstances, the Compensation Committee may authorize the payment of compensation that is not deductible. Such policies have been incorporated into a performance-based compensation program developed and implemented by the Compensation Committee for the senior executive officers of the Company.

COMPENSATION PROGRAM

    The Company's executive compensation program consists primarily of three components: (1) a base salary that is designed to attract and retain qualified employees for the Company; (2) annual incentives which are tied to the performance of the Company; and (3) stock options.

    BASE SALARY. The base salary of the Chief Executive Officer was originally determined by the Compensation Committee based on factors such as scope of responsibility, current performance and the overall financial performance of the Company for the most recent fiscal year. In such determination, the Compensation Committee also considered salary ranges of chief executive officers of certain competitors of the Company. The annual base salary for the Chief Executive Officer for fiscal 1998 of $327,600 did not change from the previous year. The Chief Executive Officer, in turn, recommends an original annual base salary for the senior executive officers of the Company based on factors such as the scope of responsibility and base salary ranges of similarly positioned executives of the Company. Annual adjustments to such base salaries are determined based on factors including, but not limited to, the executive's individual performance, the performance of areas within the executive's scope of responsibility and the overall performance of the Company. The Compensation Committee reviews and passes on the Chief Executive Officer's recommendations for such officers' annual base salary levels.

    ANNUAL INCENTIVES. The Company's bonus plan in effect for fiscal 1998 (the "Bonus Plan") provides for a bonus pool to be divided on a pro rata basis (based on base salary) among the key executives of the Company, including the Chief Executive Officer. The total amount of the bonus pool is determined based on the Company's performance. The Board of Directors sets pre-tax profit plan goals for the Company each fiscal year. If the Company meets its plan goals, the amount allocated to the bonus pool is the amount equal to 5% of the pre-tax plan. If the Company exceeds the pre-tax plan goal by 10%, the amount allocated to the bonus pool increases by 10% of the incremental increase in the pre-tax profit. If the Company exceeds the pre-tax plan goal by 20%, the bonus pool increases by 20% of the incremental increase in the pre-tax profit. If the Company exceeds its plan goal by 30% or more, the bonus pool increases by 30% of the incremental increase in the pre-tax profit. No bonuses are to be paid if the Company does not achieve its plan goal for the fiscal year. The bonus pool is then divided among the key executives of the Company pro rata based on their salary level (such amount for each individual being that individual's "potential payout"). The actual payment for each individual is then determined by analyzing the Company's performance and the individual's performance. Fifty percent (50%) of the potential payout is based solely on the Company's performance, thirty percent (30%) of the potential payout is based on a subjective evaluation of the key executive's performance and twenty percent (20%) of the potential payout is based on the key executive's performance measured against the key executive's goals. The maximum bonus to be paid to any key executive is 50% of a key executive's base salary. Based on the Company's and his individual performance for fiscal 1998, the Company's CEO earned the maximum bonus allowable under the discretionary provisions of the plan.

    The Company's employment agreement with Mr. Famalette provided for the payment of a bonus of $100,000 in May 1998. (See "Employment and Severance Agreements").

    STOCK OPTIONS. Stock options are granted to the senior executive officers and other key employees of the Company at the discretion of the Compensation Committee. The Compensation Committee believes the grant of stock options reinforces the importance of improving stockholder value over the long term, and encourages and facilitates executive and key employee stock ownership of the Company. The determination to grant options is also based on factors such as the current number of unexercised options held by the senior executive officers and employees, the expiration dates of those options and the current financial performance of the Company. Option grants for the Chief Executive Officer are determined by the Compensation Committee. Option grants for the senior executives and key employees of the Company are recommended by the Chief Executive Officer and reviewed and passed upon by the Compensation Committee. In fiscal 1998, 88,000 options were granted to the Named Officers under the 1998 Stock Option Plan at exercise prices ranging from $7.50 to $8.25 per share. In fiscal 1998, a total of 213,000 options were also granted to 171 officers and key employees of the Company under the 1998 Stock Option Plan at exercise prices ranging from $7.50 to $9.00 per share. All options granted under the 1998 Stock Option Plan are granted at the fair market value of the Company's common stock on the dates of the grants, with the exception of options granted to Mr. Joe Levy, which are granted at an exercise price of 110% of fair market value on the date of the grant. Such options vest at a rate of 25% per year beginning on the first anniversary after the date of the grant and expire in ten years.

    OTHER. Compensation for other officers and managers of the Company was paid during fiscal 1998 based upon an evaluation of such individuals' performance, responsibilities and the level of compensation of similarly positioned managers at the Company and its competitors. Excluding amounts paid to the Named Officers, bonuses in the aggregate amount of $543,000 were paid to eighty-nine store managers, merchandising and operations personnel of the Company during 1998 based primarily upon the performance of the particular individual's unit, department, division or store.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. No member of the current Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, or is employed by a company whose board of directors includes a member of management of the Company.

      O. James Woodward III, Chairman    Max Gutmann    Joseph J. Penbera
                       Frederick R. Ruiz    William Smith

                            STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total return of the Company's Common Stock with the cumulative total return of (i) the S&P 600 SmallCap Index and
(ii) three companies described in the footnote to the graph. Except as described, the comparison covers the five-year period from close of market on the last trading day prior to the beginning of the 1994 fiscal year to the last day of the Company's 1998 fiscal year and assumes that $100 was invested at the beginning of the period in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

    The past stock price performance shown for the Company's Common Stock is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

                    GOTTSCHALKS INC. STOCK PRICE PERFORMANCE
              FIVE YEAR CUMULATIVE TOTAL STOCKHOLDERS' RETURN (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  DOLLARS

                GOTTSCHALKS INC.        NEW PEER GROUP        OLD PEER GROUP    S & P 500       S & P 600 SMALLCAP
1/94                         100                   100                   100          100                      100
1/95                          87                   104                   104          101                       92
1/96                          69                    70                    73          139                      121
1/97                          63                    82                    86          176                      149
1/98                          87                   176                   151          224                      181
1/99                          94                    48                    82          296                      187

------------------------

(1) Assumes $100 is invested on January 30, 1994 in the Company's Common Stock, the S&P 600 SmallCap Index and a composite index, weighted by market capitalization, of the following three companies: Bon-Ton Stores, Inc., Jacobson Stores, Inc., and Stage Stores, Inc. ("Stage"). The dollar amounts shown at each year-end are as of the last trading day prior to the end of the Company's fiscal year. The composite index includes data for Stage beginning in the fiscal year ended January 31, 1997, during which time Stage became traded on the NYSE. This year the

    Company has changed both its broad equity market index and its peer index. Accordingly, the stock price performance graph also includes the indexes used in last year's performance graph. The Company's fiscal 1997 stock performance chart included the S&P 500 Index. However, management believes the S&P 600 SmallCap Index provides a better indicator of the Company's performance. The Company's composite index for fiscal 1997 also included the following three peer companies: Bon-Ton Stores, Inc., Crowley Milner & Co. ("Crowley"), and Jacobson Stores, Inc. In February 1999, Crowley reported on a Form 8-K that it filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Crowley reported that it is continuing to operate as a debtor-in-possession and, subject to court approval, will commence and/or continue clearance sales at its stores pending an orderly wind-down of operations under the protection of the court. Accordingly, Crowley has been replaced with Stage.

                                 OTHER MATTERS

INDEPENDENT AUDITORS

    The Audit Committee selected Deloitte & Touche LLP as the Company's independent auditors for fiscal 1999. Representatives of Deloitte & Touche LLP are expected to be present at the 1999 Annual Meeting and will be available to answer appropriate questions and to make any statement they may desire. While it is presently anticipated that Deloitte & Touche LLP will continue to serve as the Company's independent auditors during fiscal 1999, and in that capacity will report on the Company's 1999 annual financial statements, the Audit Committee reserves the right to select different independent auditors at any time.

VOTING PROCEDURES AND REQUIRED VOTE

    A majority of the Company's outstanding shares of Common Stock as of April 30, 1999 must be represented in person or by proxy to constitute a quorum for the 1999 Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter), will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors shall be determined by a plurality of votes cast and, therefore, only votes for or against a candidate, and not abstentions or broker non-votes, are relevant to the outcome. However, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon. Accordingly, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy for such shares that it does not have discretionary authority to vote on a particular subject, those shares will be treated as not present and not entitled to vote with respect to that matter (even through those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

    Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card and as summarized elsewhere in this Proxy Statement.

STOCKHOLDER PROPOSALS

    In order for stockholder proposals for the Annual Stockholders' Meeting to be held on or about June 22, 2000 to be eligible for inclusion in the Company's Proxy Statement for that meeting, they must be received by the Company at its principal office located at 7 River Park Place East, Fresno, California 93720, prior to January 21, 2000 and must comply with all legal requirements for inclusion of such proposals.

    Stockholder proposals submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e., a proposal to be presented at the next annual meeting of stockholders but NOT submitted for inclusion in the Company's Proxy Statement for that meeting) must be timely submitted. Until further notice, to be timely with respect to the Company's 2000 Annual Stockholders' Meeting (which is presently expected to be held in June 2000), a stockholder's notice of director nominations or of business to be brought before such Annual Meeting must be received in writing by the Secretary of the Company at the principal executive office of the Company not less than thirty (30) days nor more than ninety (90) days prior to the Annual Meeting. Such notice must also contain certain additional information required by the Bylaws and otherwise comply with applicable legal requirements. Stockholders may obtain a complete copy of the Company's Bylaws, as amended, by submitting a request to the Secretary of the Company at the address set forth below under "Annual Report to Stockholders and Form 10-K."

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

    The Company's financial statements are not made part of this Proxy Statement. However, financial statements reported upon by Deloitte & Touche LLP are included in the Annual Report to Stockholders for fiscal year 1998 which is enclosed with this Proxy Statement or was previously mailed to stockholders. The Annual Report to Stockholders is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

    THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1998, AS FILED WITH THE SEC, WILL BE PROVIDED WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS IT IN WRITING FROM MICHAEL S. GEELE, THE COMPANY'S SENIOR VICE PRESIDENT/CHIEF FINANCIAL OFFICER, 7 RIVER PARK PLACE EAST, FRESNO, CALIFORNIA 93720. THE EXHIBITS TO THAT REPORT WILL ALSO BE PROVIDED UPON REQUEST AND PAYMENT OF COSTS OF REPRODUCTION.

OTHER BUSINESS

    The Board of Directors of the Company knows of no other business to be presented at the 1999 Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgement on such matters.

                            ------------------------

    It is important that all proxies be forwarded promptly in order that a quorum may be present at the meeting.

    We respectfully request you to sign, date and return the accompanying proxy at your earliest convenience.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]

                                          Joe Levy
                                          Chairman and Chief Executive Officer

May 20, 1999

P
R                         GOTTSCHALKS INC.
O
X            ANNUAL MEETING OF STOCKHOLDERS, JUNE 24, 1999
Y

    The undersigned hereby appoints Joe Levy and O. James Woodward III and each of them, each with full power of substitution, as proxy of the undersigned to attend the Annual Stockholders' Meeting of Gottschalks Inc., to be held on June 24, 1999 at 10:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as follows with respect to the following matters which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 20, 1999, receipt of which is hereby acknowledged by the undersigned.

COMMENTS/ADDRESS CHANGE: Please Mark Comment/Address Box on Reverse Side


        (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


                 -  FOLD AND DETACH HERE  -

                                               Please mark
                                               your votes as
                                               indicated in
                                               this example    / X /


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR THE NOMINEES ON PROPOSAL 1.


                                        WITHHELD
                                   FOR   FOR ALL
1. ELECTION OF DIRECTORS.          / /     / /

Joe Levy, James R. Famalette, Bret W. Levy,
Max Gutmann, Sharon Levy,
Joseph J. Penbera, Frederick R. Ruiz,
O. James Woodward III, William Smith,
Isidoro Alvarez Alvarez and Jorge Pont Sanchez

WITHHELD FOR: (Write that nominee's name in the space provided below.)

---------------------------------------------------------------------

2. Such other matters as may properly come before the meeting or any adjournment thereof. As to such other matters the undersigned hereby confers discretionary authority.

I PLAN TO ATTEND MEETING / /

COMMENTS/ADDRESS CHANGE
Please mark this box if you have written comments/address change on the reverse side. / /

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOTTSCHALKS INC.

Signature(s)                                        Dated           , 1999
             ------------------------------------         ---------
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME IS PRINTED. EACH JOINT TENANT SHOULD SIGN. EXECUTIVES, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE FULL TITLES WHEN SIGNING. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            -  FOLD AND DETACH HERE  -